Exhibit 99.2

Regulus Therapeutics Announces Closing of $34.6 Million Private Placement of Equity

LA JOLLA, Calif., November 30, 2021 – Regulus Therapeutics Inc. (Nasdaq: RGLS), a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs (the “Company” or “Regulus”), today announced the closing of its previously announced private placement of equity. The Company received gross proceeds of approximately $34.6 million from the sale of 58,923,352 shares of the Company’s common stock (“Common Stock”) at a purchase price of $0.36 per share. In addition, the Company sold 3,725,720 shares of non-voting Class A-4 convertible preferred stock, in lieu of shares of Common Stock, at a price of $3.60 per share. Each share of non-voting Class A-4 convertible preferred stock is convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. The Company expects to use the net proceeds from the transaction for non-clinical and clinical development activities for its product candidates and general corporate purposes. SVB Leerink acted as the lead placement agent for the financing. H.C. Wainwright and Co. acted as co-placement agent for the financing.

The offer and sale of the foregoing securities were made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Additional details regarding the private placement are included in the current reports on Form 8-K filed with the Securities and Exchange Commission on November 24, 2021 and November 30, 2021.

About Regulus

Regulus Therapeutics Inc. (Nasdaq: RGLS) is a biopharmaceutical company focused on the discovery and development of innovative medicines targeting microRNAs. Regulus has leveraged its oligonucleotide drug discovery and development expertise to develop a pipeline complemented by a rich intellectual property estate in the microRNA field. Regulus maintains its corporate headquarters in San Diego, CA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Regulus’s expected use of the net proceeds from the private placement. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the development of biopharmaceutical products and the Company’s capital requirements. These and other risks are described in additional detail under the heading “Risk Factors” of the Company’s Quarterly Report on 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on November 12, 2021, and Regulus’s other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Cris Calsada

Chief Financial Officer

858-202-6376

ccalsada@regulusrx.com

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